Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:

Chapter 11 Case No.

Lehman Brothers Holdings Inc., et al.,	08-13555
Jointly Administered
Debtors.

QUARTERLY FINANCIAL REPORT

AS OF DECEMBER 31, 2016

BALANCE SHEETS AND ACCOMPANYING SCHEDULES

DEBTORS’ ADDRESS:	LEHMAN BROTHERS HOLDINGS INC.
c/o KRISTINE DICKSON, – CHIEF FINANCIAL OFFICER
1271 AVENUE OF THE AMERICAS
40th FLOOR
NEW YORK, NY 10020

DEBTORS’ ATTORNEYS:	WEIL, GOTSHAL & MANGES LLP
c/o JACQUELINE MARCUS, GARRETT A. FAIL
767 FIFTH AVENUE
NEW YORK, NY 10153

REPORT PREPARER:	LEHMAN BROTHERS HOLDINGS INC., AS PLAN ADMINISTRATOR

Date: March 29, 2017

Quarterly Financial Report as of December 31, 2016 (Unaudited)

QUESTIONS

The Company has established an email address to receive questions from readers regarding this presentation and its other financial disclosures. The Company plans to review questions received, and for those subjects which the Company determines a response would not (i) violate a confidentiality provision, (ii) place the Company in a competitive or negotiation disadvantage, or (iii) be unduly burdensome relative to the value of information requested, the Company shall endeavor to post a response (maintaining the anonymity of the originators of the questions). The Company assumes no obligation to respond to email inquiries.

Please email questions, with document references as relevant, to:

QUESTIONS@lehmanholdings.com

The Company’s previously posted responses can be found on the Epiq website maintained for the Company:

www.lehman-docket.com under the Key Documents tab and the Responses to Questions Submitted category

Quarterly Financial Report as of December 31, 2016 (Unaudited)

I. Schedule of Debtors

The twenty three entities listed below (the “Debtors”) filed for bankruptcy in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on the dates indicated below. On December 6, 2011, the Bankruptcy Court confirmed the Modified Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors (the “Plan”). On March 6, 2012, the “Effective Date” (as defined in the Plan) occurred. As of the date hereof, the following Debtors’ chapter 11 cases remain open:

	Case No.	Date Filed (“Commencement Date”)
Lehman Brothers Holdings Inc. (“LBHI”)	08-13555	9/15/2008
Lehman Brothers Commodity Services Inc. (“LBCS”)	08-13885	10/3/2008
Lehman Brothers Special Financing Inc. (“LBSF”)	08-13888	10/3/2008
Lehman Brothers OTC Derivatives Inc. (“LOTC”)	08-13893	10/3/2008
Lehman Brothers Derivative Products Inc. (“LBDP”)	08-13899	10/5/2008
Lehman Commercial Paper Inc. (“LCPI”)	08-13900	10/5/2008
Lehman Brothers Commercial Corporation (“LBCC”)	08-13901	10/5/2008
Lehman Brothers Financial Products Inc.(“LBFP”)	08-13902	10/5/2008
Lehman Scottish Finance L.P.	08-13904	10/5/2008
BNC Mortgage LLC	09-10137	1/9/2009
LB Rose Ranch LLC	09-10560	2/9/2009
Structured Asset Securities Corporation	09-10558	2/9/2009

The following Debtors’ chapter 11 cases were closed in 2016, pursuant to final decrees entered by the Bankruptcy Court (Docket No. 51920 and No. 54163):

	Case No.	Date Filed	Date Closed
LB 745 LLC	08-13600	9/16/2008	1/28/2016
PAMI Statler Arms LLC	08-13664	9/23/2008	1/28/2016
CES Aviation LLC	08-13905	10/5/2008	1/28/2016
CES Aviation V LLC	08-13906	10/5/2008	1/28/2016
CES Aviation IX LLC	08-13907	10/5/2008	1/28/2016
LB 2080 Kalakaua Owners LLC	09-12516	4/23/2009	1/28/2016
LB Somerset LLC	09-17503	12/22/2009	1/28/2016
LB Preferred Somerset LLC	09-17505	12/22/2009	1/28/2016
East Dover Limited	08-13908	10/5/2008	12/15/2016
Luxembourg Residential Properties Loan Finance S.a.r.l	09-10108	1/7/2009	12/15/2016
Merit LLC	09-17331	12/14/2009	12/15/2016

Quarterly Financial Report as of December 31, 2016 (Unaudited)

II. Notes to the Balance Sheets and Management’s Discussion & Analysis

Note 1 – Basis of Presentation

Objectives

On the Effective Date, the Plan became effective and the Debtors emerged from bankruptcy with a new Board of Directors (LBHI’s Board of Directors hereinafter referred to as the “Board”). The Company continues to pursue the objectives of asset value maximization and timely distributions to creditors of available cash through the optimal execution of an orderly wind down process and the judicious and timely resolution of claims. Pursuant to the Plan, the Plan Administrator has made and expects to continue to make semi-annual distributions to creditors of Debtors, with each entity subject to review at each distribution date.

Basis of Presentation

The information and data included in the Quarterly Financial Report, including the Balance Sheets, Notes to the Balance Sheets, and Accompanying Schedules (collectively, the “Quarterly Financial Report”) are derived from sources available to the Debtors and Debtor-Controlled Entities (collectively, the “Company” or “Controlled Affiliates”). The term “Debtor-Controlled Entities” refers to those entities that are directly or indirectly controlled by LBHI and have not filed for protection under Chapter 11 of the Bankruptcy Code. Debtor-Controlled Entities excludes, among others, certain entities (such as Lehman Brothers Inc. (“LBI”), Lehman Brothers International (Europe) (in administration) (“LBIE”) and Lehman Brothers Japan (“LBJ”)) that were not managed or controlled by a Debtor as of the Effective Date and are under separate administrations in the U.S. or abroad, including proceedings under the Securities Investor Protection Act (collectively, “Non-Controlled Affiliates”).

The Company has prepared the Quarterly Financial Report based on the information available to the Company at the date of filing; however, such information may be incomplete and may be materially deficient. Material uncertainties continue to exist regarding the ultimate value realizable from the Company’s assets, the timing of asset recoveries, future costs, and the eventual level of allowed creditors’ claims. Accordingly, the Quarterly Financial Report is not meant to be relied upon as a complete description of the Company, its business, condition (financial or otherwise), results of operations, prospects, assets or liabilities. The Company reserves all rights to revise this report.

The Quarterly Financial Report should be read in conjunction with the Company’s previous filings, including Form 8-K reports as filed with the United States Securities and Exchange Commission (“SEC”), the Plan and related Disclosure Statement (the “Disclosure Statement”) dated August 31, 2011, and other documents filed after the Commencement Dates with various regulatory agencies or the Bankruptcy Court by LBHI, other Debtors and Debtor-Controlled Entities.

Quarterly Financial Report as of December 31, 2016 (Unaudited)

Note 1 – Basis of Presentation (continued)

The Quarterly Financial Report:

•	Is not audited nor prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”);

•	Does not reflect period-end adjustments, including accruals; and

•	Includes certain items that remain under continuing review by the Company and may be accounted for differently in future Quarterly Financial Reports.

Trends and Uncertainties

The Company owns real estate, private equity investments, loans, derivative contracts, and other assets in a wide variety of local, domestic and global markets, and as such, in future periods the values of these assets are subject to trends, events and factors beyond the Company’s control, including but not limited to: the local, domestic and global economic environment; changes in budget, tax and fiscal policies in the U.S. and other countries; fluctuations in debt and equity markets, interest rates, and currency exchange rates; litigation risk; and changes in regulatory requirements.

Note 2 – Use of Estimates

In preparing the Quarterly Financial Report, the Company utilizes various estimates that affect reported amounts and disclosures. For example, estimates are used to determine expected recoverable amounts from certain financial instruments and other assets, and to establish claims amounts and various reserves.

Estimates are based on available information and judgment. As more information becomes available to the Company, including the outcome of various negotiations and litigations, the Company may revise estimates accordingly.

Note 3 – Cash and Short-Term Investments

Cash and short-term investments include:

•	demand deposits;

•	interest-bearing deposits with banks;

•	U.S. and foreign money-market funds;

•	U.S. government obligations;

•	U.S. government guaranteed securities;

•	investment grade corporate bonds and commercial paper; and

•	AAA-rated asset-backed securities secured by auto loans and credit card receivables.

As of December 31, 2016, the Company’s short-term investments were scheduled to mature by March 31, 2017.

Quarterly Financial Report as of December 31, 2016 (Unaudited)

Note 4 – Cash and Short-Term Investments Pledged or Restricted

The following table summarizes the components of restricted cash as of December 31, 2016:

	Debtors					Debtor- Controlled Entities	Total Debtors and Debtor- Controlled Entities

($ in millions)	LBHI	LBSF	LCPI	Other	Total

Reserves for Claims:
Disputed unsecured claims (1)	$1,089	$854	$0	$146	$2,089	$—	$2,089
Distributions on Allowed Claims (not remitted) (2)	86	0	0	1	87	—	87
Secured, Admin, Priority Claims and Other	60	15	1	8	83	—	83

Subtotal, Claims Reserves	1,235	869	1	154	2,260	—	2,260

Citigroup (3)	2,008	—	—	—	2,008	—	2,008
Other (4)	175	1	0	23	199	27	226

Total	$3,418	$870	$1	$177	$4,467	$27	$4,494

Totals may not foot due to rounding.

(1)	Represents the cash reserve for the principal amount of disputed unsecured claims subsequent to the eleventh Plan Distribution (“D11”) on October 6, 2016. Amounts of claim reserves at LBSF exclude amounts invested in a loan to LBHI in the amount of $345 million (refer to Note 6 – Receivables from Controlled Affiliates and Other Assets).

(2)	Includes (i) $79 million related to the Office of Foreign Asset Control (which was distributed subsequent to December 31, 2016) and (ii) $8 million related to other open items.

(3)	Represents cash deposited prior to the Commencement Date by the Company in connection with certain requests and/or documents executed by the Company and Citigroup Inc. (“Citigroup”). The Company has recorded reserves against this cash in Secured Claims Payable to Third Parties because Citigroup has asserted claims. The Company commenced litigation against Citigroup regarding these deposits (refer to Note 12 – Legal Proceedings).

(4)	Includes: (i) $85 million related to various pre-petition balances on administrative hold by Citigroup, (ii) $54 million related to misdirected wires and other cash received by LBHI for the benefit of third parties and Non-Controlled Affiliates (reported as a payable), and (iii) $87 million of various miscellaneous items.

Quarterly Financial Report as of December 31, 2016 (Unaudited)

Note 5 – Financial Instruments and Other Inventory Positions

Financial instruments and other inventory positions are reported at estimated “recovery values,” which are determined by utilizing market prices, certain assumptions, estimates and/or pricing models to estimate future undiscounted cash flows.

The table below presents recovery values as of December 31, 2016 by asset portfolio, and the changes in recovery values since the previously filed Quarterly Financial Report as of October 6, 2016:

		(Activity 10/07/16—12/31/16)

	Inventory as of	Transfers and	Recovery		Inventory as of
$ in millions	October 6, 2016	Reclassifications	Value Change (1)	Cash Activities (2)	December 31, 2016
Commercial Real Estate
Debtors:
Lehman Brothers Holdings Inc.	$34	$—	$0	$(34)	$—
Lehman Commercial Paper Inc.	108	—	(4)	(11)	93
LB Rose Ranch LLC	1	—	—	(1)	—

Subtotal Debtors	142	—	(4)	(45)	93
Debtor-Controlled	71	—	(9)	(21)	40

Total Commercial Real Estate	213	—	(13)	(66)	134

Loans and Residential Real Estate
Debtors:
Lehman Brothers Holdings Inc. (3)	56	—	(1)	(4)	51
Lehman Commercial Paper Inc.	33	20	4	(26)	31

Subtotal Debtors	89	20	3	(30)	82
Debtor-Controlled	31	(20)	3	(4)	11

Total Loans and Residential Real Estate	121	—	7	(35)	93

Private Equity / Principal Investments (PEPI)
Debtors:
Lehman Brothers Holdings Inc.	0	—	2	(0)	2
Lehman Commercial Paper Inc.	3	—	—	—	3

Subtotal Debtors	3	—	2	(0)	5
Debtor-Controlled (3)	961	—	25	(38)	948

Total Private Equity / Principal Investments	964	—	27	(38)	953

Derivative Receivables and Related Assets
Debtors:
Lehman Brothers Special Financing Inc.	133	—	36	(62)	107
Lehman Brothers OTC Derivatives Inc.	0	—	—	—	0

Subtotal Debtors	133	—	36	(62)	107
Debtor-Controlled	1	—	(0)	(0)	0

Total Derivative Receivables and Related Assets	133	—	36	(62)	107

Totals	$1,431	$—	$56	$(201)	$1,287

(1)	Represents adjustments to recovery values based on changes in market prices, realized gains or losses from assets sales above or below previously recorded recovery values, assumptions and/or estimates which, in the Company’s judgment, impact the Company’s recoverable value on the underlying assets.

(2)	Cash activities are presented net of disbursements. Amounts may differ from previously filed Schedules of Cash Receipts and Disbursements mainly due to timing and classification differences. Cash activities related to Derivative Receivables and Related Assets include collections on open and terminated trades, net of hedging activities.

(3)	Inventory balances as of December 31, 2016 include (i) an investment in Formula One of $466 million in PEPI that is encumbered by LB I Group Inc. for the benefit of LCPI, (ii) an investment in First Data Corporation of $266 million in PEPI that is encumbered by LB I Group Inc. for the benefit of LB UK Holdings (Delaware) Inc., and (iii) residential mortgage backed securities of $13 million in Loans and Residential Real Estate that are encumbered by LBHI for the benefit of Lehman Brothers Pass-Through Securities Inc. (“LPTSI”).

Quarterly Financial Report as of December 31, 2016 (Unaudited)

Note 5 – Financial Instruments and Other Inventory Positions (continued)

Commercial Real Estate

Commercial Real Estate includes whole loans, real estate owned properties, joint venture equity interests in commercial properties, and other real estate-related investments.

The Company utilizes various pricing models to determine the recovery values of assets within the Commercial Real Estate portfolio. These pricing models often incorporate current market prices, estimated future cash flows net of obligations to third parties, brokers’ opinions of value, and third party analyses.

As of December 31, 2016, the Company estimated the aggregate remaining recovery value for the Commercial Real Estate portfolio at $134 million. Between October 6, 2016 and December 31, 2016, the Company:

•	monetized $67 million of inventory, primarily through the sales of residential land and other assets.

Loans and Residential Real Estate

The Loans and Residential Real Estate portfolio includes commercial term loans with fixed maturity dates, corporate equity securities, and residential mortgage-backed securities.

The Company utilizes internal pricing models, which incorporate current market prices and historical and estimated future cash flows to determine the recovery values of loans. Recovery values for mortgage-backed securities are based primarily on third-party valuation analyses, which generally include market prices for similar assets and various pricing assumptions.

Potential future recoveries related to indemnity claims against third parties transferred to LBHI pursuant to the Fannie Mae and Freddie Mac Agreements (refer to the Mortgage Sellers litigation in Note 12 – Legal Proceedings, for additional information) are excluded from estimated recovery values, as the outcomes, many of which are subject to litigation, are uncertain and contingent upon various legal factors outside of the Company’s control.

As of December 31, 2016, the Company estimated the aggregate remaining recovery value for the Loans and Residential Real Estate portfolio at $93 million. Between October 6, 2016 and December 31, 2016, the Company (i) increased the estimated recovery value for the portfolio by $7 million, and (ii) monetized $35 million of inventory.

Private Equity / Principal Investments

Private Equity / Principal Investments include equity and fixed-income direct investments in companies, and general partner and limited partner interests in investment fund vehicles (including private equity) and related funds.

Recovery values for private equity / principal investments and general partner interests are based on comparable trading and transaction multiples, period end publicly quoted prices, and estimated future cash flows. Limited partner interests in private equity and hedge funds are valued at the net asset value unless an impairment is assessed. Recovery value may be impacted for those positions that are subject to confidentiality restrictions and transfer restrictions for which the Company may need consent from sponsors, general partners and/or portfolio companies in order to (i) share information regarding such positions with prospective buyers and/or (ii) transfer such positions to a buyer.

As of December 31, 2016, the Company estimated the aggregate remaining recovery value for the Private Equity / Principal Investments portfolio at $953 million. Between October 6, 2016 and December 31, 2016, the Company (i) monetized $38 million of inventory, and (ii) increased the estimated recovery value for the portfolio by $27 million, primarily driven by mark-to-market changes on publicly held positions.

Quarterly Financial Report as of December 31, 2016 (Unaudited)

Note 5 – Financial Instruments and Other Inventory Positions (continued)

Derivative Assets and Derivative Liabilities

Derivative assets and Derivative liabilities represent amounts due from/to counterparties related to matured, terminated and open trades, and are recorded at expected recovery/claim amounts, net of cash and securities collateral.

The Company’s estimated recovery values for Derivative assets and claim amounts are determined using internal and third party valuation models and data sources, internal assessments, valuation assumptions asserted by counterparties, certain assumptions regarding contract provisions, and management judgment.

For derivative litigation actions which may result in a potential recovery to the Company (“Affirmative Litigations”), the largest of which are listed and described in Note 12 – Legal Proceedings, estimated recoveries are recorded at zero unless one of the following conditions are met:

(i)	The Company has reached agreements in principle with the corresponding counterparties, in which case the recovery value is recorded at the agreed amounts; or

(ii)	The Company has locked in value by purchasing notes of various special purpose vehicles, in which case the Balance Sheets reflect estimated recovery values at the value locked in.

Derivative claims are recorded in Liabilities Subject to Compromise as follows:

(i)	Resolved claims are recorded at values agreed by the Company; and

(ii)	Unresolved claims are recorded at amounts estimated to be allowed by the Company.

Derivative claims recorded by LBSF include LBSF’s obligations under the RACERS swaps (refer to Section IV.I.b of the Disclosure Statement).

As of December 31, 2016, the Company estimated the aggregate remaining recovery value for the Derivatives portfolio at $107 million. Between October 6, 2016 and December 31, 2016, the Company:

•	collected $62 million from mediations and other settlements related to special purpose vehicles and various other counterparties; and

•	increased the estimated recovery value for the portfolio by $36 million.

As of December 31, 2016, the Company estimated aggregate Derivative liabilities, before any distributions, at $24.1 billion.

Hedging Programs

The Company conducts hedging programs to protect (i) against the loss of value of a portion of certain foreign affiliate receivables and real estate assets due to fluctuations in foreign exchange rates, and (ii) the value of certain derivatives transactions that have not been terminated by counterparties.

As of December 31, 2016, the Company’s currency hedging program included hedges against movements in the Euro, British pound, and Swiss franc, primarily related to certain foreign currency exposures in Receivables from Non-Controlled Affiliates. Total notional amounts hedged related to Receivables from Non-Controlled Affiliates were approximately €308 million, £897 million, and CHF 205 million.

As of December 31, 2016, the cash posted as collateral, net of gains or losses on hedging positions, for the Company’s foreign currency hedging program of $74 million and Derivatives hedging activities of approximately $8 million is reflected on the Company’s Balance Sheets in “Receivables from Controlled Affiliates and Other Assets” and “Derivatives Receivables and Related Assets,” respectively.

As part of ongoing liquidity management, the Company decided to terminate the currency hedging programs in the week beginning March 13, 2017.

Quarterly Financial Report as of December 31, 2016 (Unaudited)

Note 6 – Receivables from Debtors and Debtor-Controlled Entities and Other Assets

Receivables from Debtors and Debtor-Controlled Entities and Other Assets includes: (i) $2.2 billion related to certain post-petition activities between and among Debtors and Debtor-Controlled Entities, with the corresponding liabilities reflected in Payables to Debtors and Debtor-Controlled Entities and Other Liabilities, and (ii) $1.3 billion of other assets.

The following table summarizes the main components of Receivables from Debtors and Debtor-Controlled Entities and Other Assets as of December 31, 2016:

	Debtors					Debtor-	Total Debtors and Debtor-
$ in millions	LBHI	LCPI	LBSF	Other Debtors	Total	Controlled Entities	Controlled Entities
Encumbered Financial Inventory (1)	$—	$466	$—	$—	$466	$13	$479
Secured Notes (2)	—	—	345	943	1,288	70	1,357
Fundings and other activities (3)	202	6	0	21	228	183	411

Receivables from Debtors and Debtor-Controlled Entities	202	472	345	963	1,981	266	2,247

Receivable related to Fenway (4)	88	—	—	—	88	—	88
Affiliate Claims (5)	184	1	16	1	201	0	201
Collateral Posted on Hedges	71	3	—	—	74	—	74
Subrogated Receivable	40	—	—	—	40	—	40
JPM Receivable (6)	798	—	—	—	798	—	798
Other	32	0	(0)	0	32	44	76

Total Other Assets	1,213	3	16	1	1,233	44	1,276

Total Receivables from Debtors and Debtor-Controlled Entities and Other Assets	$1,415	$475	$361	$964	$3,214	$310	$3,524

(1)	Includes (i) $466 million of Private Equity/Principal Investment assets encumbered by LB I Group Inc. for the benefit of LCPI, and (ii) $13 million of Residential Real Estate assets encumbered by LBHI for the benefit of LPTSI.

(2)	Includes (i) loans to LBHI from LOTC of $546 million, LBCC of $262 million and a Debtor-Controlled Entity of $69 million, secured by LBHI assets; (ii) a loan from LBFP to LCPI of $135 million, secured by LCPI assets; and (iii) an investment of $345 million of LBSF’s cash reserves for disputed claims in secured notes issued by LBHI.

(3)	Includes (i) $206 million primarily related to fundings (e.g. capital calls) by LBHI and cost allocations; and (ii) $99 million related to a promissory note issued by LBHI to a Debtor-Controlled Entity, LBHK Funding (Cayman) No.1 Ltd, of which LBHI is the ultimate economic beneficiary.

(4)	Represents unsecured claims asserted by LBHI against LCPI based on the Fenway transactions, as disclosed in Section 6.5(h) of the Plan, net of $142 million of payments received by LBHI as a result of Plan Distributions.

(5)	Represents $201 million of affiliate claims acquired through settlements with third parties valued at estimated recoveries, net of distributions.

(6)	Represents the payment of $797.5 million received from JPMorgan on March 14, 2017 as a result of the JPM Settlement Agreement, (refer to Note 12 – Legal Proceedings for additional information on the JPM Settlement Agreement).

Quarterly Financial Report as of December 31, 2016 (Unaudited)

Note 6 – Receivables from Debtors and Debtor-Controlled Entities and Other Assets (continued)

Cost Allocations

Expenses related to obligations for certain administrative services and bankruptcy related costs are generally paid by LBHI then allocated on a quarterly basis to Debtor and Debtor-Controlled Entities with material remaining inventory and/or unresolved claims. A revised methodology for allocating expenses was implemented for expenses disbursed beginning April 1, 2012 (the “Post-Effective Methodology”). The Post-Effective Methodology categorizes and allocates administrative expenses as follows:

(i)	Costs directly attributable to specific legal entities, such as dedicated staff costs and professional fees associated with assets or legal matters which benefit specific legal entities, are directly assigned to the corresponding legal entities;

(ii)	Costs attributable to the support and management of specific asset and claim portfolios, such as asset management and claim staff, professional fees and technology costs to support the asset and claim portfolios, are allocated among legal entities based on the (a) pro rata ownership of inventory within each asset portfolio, and (b) pro rata claims for certain claim categories;

(iii)	Costs associated with general claims mitigation, distributions, and other bankruptcy-related activities are allocated among Debtors based on outstanding unresolved claims and cumulative distributions; and

(iv)	All remaining administrative costs are allocated among Debtors based on outstanding unresolved claims and estimated future distributions.

The Company continually reviews the methodology for allocating costs, and adjustments are reflected in the Balance Sheets.

Quarterly Financial Report as of December 31, 2016 (Unaudited)

Note 7 – Investments in Affiliates

Investments in Debtor-Controlled Entities are recorded in the Balance Sheets at book values. Investments in Debtor-Controlled Entities that have incurred cumulative net operating losses in excess of capital contributions are shown as negative amounts.

The earnings or losses of (i) Debtors owned by other Debtors (e.g. LBCS is a direct subsidiary of LBSF) or Debtor-Controlled Entities (e.g. LCPI is a direct subsidiary of Lehman ALI Inc. (“ALI”)), and (ii) Debtor-Controlled Entities owned by Debtors (e.g. ALI is a direct subsidiary of LBHI) are not eliminated in the Balance Sheets, and as a result, Investments in Affiliates reflect the earnings or losses of Debtors and certain Debtor-Controlled Entities more than once.

Adjustments to Investments in Affiliates may be required in future Balance Sheets (including write-downs and write-offs), as amounts ultimately realized may vary materially from amounts reflected on the Balance Sheets herein.

Debtor-Controlled Entities – Aurora Commercial Corp.

The investment in Aurora Commercial Corp. (formerly known as Aurora Bank FSB) (“Aurora”), a wholly-owned subsidiary of Lehman Brothers Bancorp Inc. (“LBB”), which is a wholly owned subsidiary of LBHI, is reflected in LBB’s Balance Sheets on a consolidated basis.

Aurora is a party to various litigation matters, primarily matters in which various counterparties have asserted claims against Aurora arising out of Aurora’s mortgage servicing operations. Aurora establishes accruals for loss contingencies as it becomes probable that a loss will be incurred and the amount of that loss can be estimated.

In connection with various Aurora asset sales, LBB entered into certain guarantee agreements with the respective purchasers of the Aurora assets. In accordance with the terms of those agreements, LBB is potentially liable for an aggregate amount up to a maximum of $100 million, if Aurora fails to perform under its indemnity obligations to the purchasers of its assets.

The ultimate recovery value for Aurora, which may vary materially from the amount reflected on the Balance Sheets due to significant costs related to litigation, wind down and other potential liabilities, may be adjusted (including write-downs and write-offs) in future Balance Sheets.

Non-Controlled Affiliates

All investments in Non-Controlled Affiliates were written off in 2011 as the Company deemed recovery on these equity investments unlikely to occur due to the bankruptcy proceedings of these entities in their local jurisdictions.

Quarterly Financial Report as of December 31, 2016 (Unaudited)

Note 8 – Due from/to Affiliates

Due from/to Affiliates represents (i) receivables related to transactions among Debtors, Debtor-Controlled Entities and Non-Controlled Affiliates (separately or collectively, “Affiliates”), and (ii) payables by Debtor-Controlled Entities to Debtors and Non-Controlled Affiliates. Certain balances are reflected in “Due from” and “Due to” as a result of the assignments of claims against the Debtor and therefore are not netted.

Due from/to Affiliates are recorded in the Balance Sheets at book values, and where applicable, these balances are recorded net of cash distributions. The Balance Sheets do not reflect potential realization or collectability reserves for Due from Affiliates balances nor estimates of potential additional payables to Affiliates. As a result, adjustments (including write-downs and write-offs) to Due from/to Affiliates, which are material, will be recorded in future Balance Sheets.

Quarterly Financial Report as of December 31, 2016 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(a) Intercompany Balances Among Debtors and Debtor-Controlled Entities

The table below presents the Due from/to Debtors and Debtor-Controlled Entities balances as of December 31, 2016, and the related activity since the previously filed Quarterly Financial Report as of October 6, 2016:

		Activity 10/7/16 - 12/31/16
$ in millions	As of October 6, 2016	Cash Receipts	Cash Distributions	Transfers /Claim Assignments (2)	Debt Forgiveness / Other (3)	As of December 31, 2016
Due From Controlled
Debtors:
Lehman Brothers Holdings Inc.	$27,595	$(5)	$—	$(4,561)	$(1,338)	$21,691
Lehman Commercial Paper Inc.	4,740	(14)	—	665	(230)	5,161
Lehman Brothers Special Financing Inc.	486	—	—	—	0	486
Other Debtors	582	—	—	(27)	(39)	516

Subtotal Debtors	33,403	(19)	—	(3,923)	(1,606)	27,855

Debtor-Controlled	3,979	—	—	(74)	(86)	3,819

Total	$37,382	$(19)	$—	$(3,998)	$(1,692)	$31,673

Due To Controlled (1)
Debtors:
Lehman Brothers Holdings Inc.	$4,241	$—	$—	$404	$(39)	$4,606
Lehman Commercial Paper Inc.	3,772	—	—	—	(0)	3,772
Lehman Brothers Special Financing Inc.	10,291	—	—	—	—	10,291
Other Debtors	697	—	(14)	—	(317)	366

Subtotal Debtors	19,001	—	(14)	404	(356)	19,034

Debtor-Controlled	11,791	—	(5)	173	(139)	11,820

Total	$30,792	$—	$(19)	$577	$(495)	$30,854

(1)	“Due to Debtors and Debtor-Controlled Entities” balances are reflected in Liabilities Subject to Compromise on the December 31, 2016 Balance Sheets.

(2)	Assignments includes (i) claims against LBHI of $4.6 billion, net of distributions, that were assigned by LB RE Financing No.2 Limited to LB RE Financing No. 1 Limited, and subsequently assigned to LBHI; (ii) claims against LBHI of $493 million, net of distributions, and receivables from PAMI ALI LLC and ALI of $167 million and $4.5 million, respectively, net of distributions, that were assigned to LCPI from LCPI Properties Inc., a Debtor-Controlled Entity, to facilitate the dissolution of LCPI Properties Inc.; and (iii) claims against LBHI of $434 million, net of distributions, that were assigned to Lehman Brothers UK Holdings (Delaware) Inc. from Lehman Brothers Luxembourg Investments SARL (“LBLIS”), a Non-Controlled Affiliate.

(3)	Primarily includes debt forgiveness resulting from the dissolution of Merit LLC, Luxembourg Residential Properties Loan Finance S.a.r.l., and certain Debtor-Controlled Entities.

Quarterly Financial Report as of December 31, 2016 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(a) Intercompany Balances Among Debtors and Debtor-Controlled Entities (continued)

The following table presents a summary of Due from/to Debtors and Debtor-Controlled Entities for Debtors as of December 31, 2016:

	LBHI		LBSF		LCPI		Other Debtors		Total Debtors
$ in millions	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to
Lehman Brothers Holdings Inc	$—	$—	$180	$(9,921)	$621	$(3,371)	$31	$(209)	$832	$(13,502)
LB Special Financing Inc	9,921	(180)	—	—	97	(233)	269	(36)	10,287	(449)
Lehman Commercial Paper Inc	3,371	(621)	233	(97)	—	—	142	(104)	3,746	(822)
Structured Asset Securities Corp	88	—	0	—	—	(141)	—	—	88	(141)
LB Commodity Services Inc	80	(1)	—	(269)	—	(1)	—	(0)	80	(271)
LB Commercial Corporation	41	(21)	36	—	104	—	0	—	183	(21)
Merit, LLC	—	—	—	—	—	—	—	—	—	—
LB OTC Derivatives Inc	0	(0)	0	—	—	—	—	—	0	(0)
Other Debtors	0	(9)	0	—	—	—	0	(0)	0	(9)
RACERS Claims (1)	820	—	—	—	—	—	—	—	820	—

Total Debtors	$14,322	$(832)	$449	$(10,287)	$822	$(3,746)	$442	$(351)	$16,035	$(15,216)

Lehman Ali Inc:
Lehman Ali Inc (PCO)	—	(2,441)	—	(0)	2,497	—	0	—	2,497	(2,441)
LCPI Properties Inc	—	—	—	—	—	—	—	—	—	—
LB I Group Inc:
LB I Group Inc (PCO)	1,594	(28)	7	—	45	(1)	—	—	1,646	(28)
LB Offshore Partners Ltd	363	—	—	(0)	1	—	—	—	364	(0)
DL Mortgage Corp	—	(183)	0	—	764	—	—	—	764	(183)
314 Commonwealth Ave Inc:
314 Commonwealth Ave Inc (PCO)	792	(86)	—	(2)	—	—	—	(0)	792	(88)
LB U.K. Holdings (Delaware) Inc:
LB U.K. Holdings (Delaware) Inc (PCO)	178	(470)	—	—	—	—	—	(14)	178	(483)
Other:
Pami Ali LLC	1,791	(64)	1	—	1,000	(2)	—	—	2,793	(66)
Luxembourg Finance Sarl	1,051	—	28	—	—	—	74	—	1,152	—
Real Estate Private Equity Inc	597	—	—	—	—	—	—	—	597	—
SMF No.1 Limited	181	—	—	—	—	—	—	—	181	—
Repe LBREP II Holdings, L.P.	189	—	—	—	—	—	—	—	189	—
Lehman Brothers Global Services Inc.	55	—	—	(0)	—	(0)	—	(0)	55	(0)
LB Pass-Through Securities Inc	45	—	—	—	—	—	—	—	45	—
LB Private Equity Advisers LLC	—	(86)	—	(0)	—	—	—	—	—	(86)
Other	533	(417)	1	(1)	33	(23)	—	(2)	567	(443)

Total Debtor-Controlled Entities	$7,369	$(3,774)	$37	$(4)	$4,339	$(26)	$74	$(15)	$11,819	$(3,819)

Total	$21,691	$(4,606)	$486	$(10,291)	$5,161	$(3,772)	$516	$(366)	$27,855	$(19,034)

“PCO” – parent company only

(1)	Refer to Section IV.I.b of the Disclosure Statement for further information on the RACERS Claims.

Quarterly Financial Report as of December 31, 2016 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(a) Intercompany Balances Among Debtors and Debtor-Controlled Entities (continued)

The following table presents a summary of Due from/to Affiliates balances for Debtor-Controlled Entities as of December 31, 2016:

	Lehman ALI Inc.		LB I Group Inc.		314 Commonwealth Ave. Inc.		LB UK Holdings Delaware Inc.		Other Debtor- Controlled Entities
$ in millions	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to

Debtors:
Lehman Brothers Holdings Inc.	$2,441	$—	$211	$(1,958)	$86	$(792)	$470	$(178)	$539	$(4,339)
Lehman Commercial Paper Inc.	—	(2,497)	1	(810)	—	—	—	—	4	(1,033)
Lehman Brothers Special Financing Inc.	—	—	—	(7)	2	—	—	—	1	(29)
Lehman Brothers Commercial Corporation	—	—	—	—		—	14	—	—	—
Luxembourg Residential Properties Loan Fin S.a.r.l.	—	—	—	—	0	—	—	—	—	—

Total Debtors	$2,441	$(2,497)	$212	$(2,774)	$88	$(792)	$483	$(178)	$545	$(5,400)

Debtor-Controlled:
314 Commonwealth Ave Inc	$45	$—	$—	$—	$—	$—	$—	$—	$—	$—
Lehman Ali Inc (1)	—	—	—	—	—	(45)	—	—	225	—
Repe LBREP III LLC (1)	—	—	—	—	—	—	—	—	119	—
Real Estate Private Equity Inc (1)	—	—	—	—	—	—	—	—	234	(23)
LB I Group Inc.	—	—	—	—	—	—	—	—	4	(326)
Pami ALI LLC	—	(225)	298	—	—	—	—	—	1	(338)
Other	24	(0)	28	(29)	0	(1)	26	(22)	23	(148)

Total Debtor-Controlled Entities	$70	$(225)	$326	$(29)	$0	$(47)	$26	$(22)	$606	$(834)

Total	$2,510	$(2,722)	$538	$(2,803)	$88	$(839)	$509	$(200)	$1,150	$(6,235)

Non-Controlled Affiliates: (2)
Lehman Brothers Holdings Intermediate 2 Ltd	$—	$—	$—	$—	$—	$—	$77	$—	$749	$—
Lehman Brothers Holdings PLC	—	—	—	—	—	—	224	—	2	—
LB Commercial Corp Asia Limited	—	—	—	—	—	—	—	—	969	—
LB UK RE Holdings Limited	—	—	—	—	6	—	—	—	—	—
Other	0	—	0	(1)	—	—	94	(3)	47	(29)

Total	$0	$—	$0	$(1)	$6	$—	$395	$(3)	$1,767	$(29)

(1)	“Due from” balances at Other Debtor-Controlled Entities are related to receivables recorded by Pami ALI LLC.

(2)	Certain “Due from” balances are recorded in the local currency of the respective Non-Controlled Affiliates and as a result, balances may fluctuate as a result of changes in foreign exchange rates. Due from/to Affiliates balances include both settled and unresolved balances with Non-Controlled Affiliates.

Quarterly Financial Report as of December 31, 2016 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(b) Intercompany balances among Debtors and Debtor-Controlled Entities and Non-Controlled Affiliates

The table below presents the Due from/to Non-Controlled Affiliates balances as of December 31, 2016, and the related activity since the previously filed Quarterly Financial Report as of October 6, 2016:

		Activity 10/7/16 - 12/31/16
$ in millions	As of October 6, 2016	Cash / In Kind Receipts	Cash Distributions	Claim Assignments (1)	Other (2)	As of December 31, 2016
Due From Non-Controlled
Debtors:
Lehman Brothers Holdings Inc.	$18,339	$(139)	$—	$—	$(695)	$17,504
Lehman Commercial Paper Inc.	136	(0)	—	—	0	136
Lehman Brothers Special Financing Inc.	714	(2)	—	—	0	712
Other Debtors	282	(4)	—	—	(3)	275

Subtotal Debtors	19,470	(146)	—	—	(698)	18,627

Debtor-Controlled	2,101	(8)	—	94	(18)	2,169

Total	$21,571	$(154)	$—	$94	$(716)	$20,796

Due To Non-Controlled (3)
Debtors:
Lehman Brothers Holdings Inc.	$38,595	$—	$—	$(5,009)	$0	$33,586
Lehman Commercial Paper Inc.	615	—	—	—	—	615
Lehman Brothers Special Financing Inc.	966	—	—	—	—	966
Other Debtors	80	—	(5)	—	(50)	25

Subtotal Debtors	40,255	—	(5)	(5,009)	(50)	35,192

Debtor-Controlled	87	—	(45)	—	(9)	34

Total	$40,343	$—	$(50)	$(5,009)	$(59)	$35,225

(1)	“Due From Non-Controlled” claim assignments relates to claims against Lehman Brothers Holdings PLC and Lehman Brothers Limited of $94 million, net of distributions, that were assigned from LBLIS to Lehman Brothers UK Holdings (Delaware) Inc. “Due To Non-Controlled” claim assignments primarily relates to (i) claims against LBHI of $4.6 billion, net of distributions, that were assigned from LB RE Financing No.2 Limited to LB RE Financing No. 1 Limited, and subsequently assigned to LBHI, and (ii) claims against LBHI of $434 million, net of distributions, that were assigned from LBLIS to Lehman Brothers UK Holdings (Delaware) Inc.

(2)	“Due From Non-Controlled” balances are recorded in the local currency of the Non-Controlled Affiliate and as a result, balances fluctuate due to changes in foreign exchange rates. Other includes the impact of movements in foreign exchange rates of approximately $700 million.

(3)	“Due to Non-Controlled” balances are included in Liabilities Subject to Compromise herein.

Quarterly Financial Report as of December 31, 2016 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(b) Intercompany balances among Debtors and Debtor-Controlled Entities and Non-Controlled Affiliates (continued)

The following table presents a summary of Due from/to Non-Controlled Affiliates for Debtors as of December 31, 2016:

	LBHI		LBSF		LCPI		Other Debtors		Total Debtors
$ in millions	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to
Europe
Lehman Brothers Treasury Co B.V. (1)	$2,189	$(23,269)	$683	$—	$—	$—	$106	$—	$2,979	$(23,269)
Lehman Brothers Finance S.A.	8,343	(699)	—	—	—	—	—	—	8,343	(699)
Lehman Brothers Bankhaus A.G.	296	(32)	—	(109)	—	(90)	5	—	302	(230)
LB UK RE Holdings Limited	596	—	—	—	—	—	—	—	596	—
Lehman Brothers (Luxembourg) S.A.	306	—	—	—	—	—	—	—	306	—
Thayer Properties Limited	177	—	—	—	—	(0)	—	—	177	(0)
LB (PTG) Ltd	135	—	—	—	0	—	0	—	135	—
LB Lease & Finance No.1 Ltd	0	—	—	—	—	—	—	—	0	—
LB (Luxembourg) Equity Finance S.A	30	(57)	—	—	—	—	—	—	30	(57)
Longmeade Limited	8	—	—	—	—	(57)	—	—	8	(57)
LB RE Financing No.2 Limited	0	—	—	—	—	—	—	—	0	—
Lehman Brothers Limited	28	(245)	—	(2)	0	(1)	0	(0)	28	(249)
Lehman Brothers International (Europe) (2)	—	(759)	—	(550)	—	—	—	0	—	(1,309)
LB Luxembourg Investments Sarl	—	—	—	—	—	—	—	—	—	—
Eldon Street Holdings Limited	—	(433)	—	—	—	(0)	—	(0)	—	(433)
LB RE Financing No.3 Limited	412	—	—	—	—	—	—	—	412	—
LB Holdings Intermediate 2 Ltd	—	(208)	—	—	—	—	—	—	—	(208)
Wood Street Investments Ltd	—	(186)	—	—	—	—	—	—	—	(186)
Storm Funding Ltd	—	(101)	—	(3)	—	(42)	—	—	—	(146)
Asia
Sunrise Finance Co. Ltd	972	(19)	—	(14)	—	(0)	—	(0)	972	(33)
LB Commercial Corp. Asia Limited	774	—	—	—	—	(1)	—	—	774	(1)
Lehman Brothers Holdings Japan Inc.	825	(32)	—	—	—	—	—	—	825	(32)
LB Asia Pacific (Singapore) PTE	896	—	—	—	—	—	—	—	896	—
Lehman Brothers Japan Inc.	355	(78)	—	(131)	—	—	14	0	369	(209)
LB Asia Capital Company	345	—	29	—	134	—	149	—	656	—
LB Investments PTE Ltd	269	(1)	—	(3)	—	—	—	(0)	269	(5)
LB Securities Asia Limited	13	(5)	—	—	—	—	—	—	13	(5)
Other
Claims held by third parties (3)	—	(7,267)	—	(83)	—	(398)	—	(1)	—	(7,750)
Other	535	(193)	0	(71)	2	(26)	—	(24)	537	(314)

Total	17,504	$(33,586)	$712	$(966)	$136	$(615)	$275	$(25)	$18,627	$(35,192)

(1)	LBT is included in the defined term “Non-Controlled Affiliates,” but LBHI has no direct or indirect equity interest in LBT.

(2)	LBHI owns allowed claims against LBIE in the aggregate face amount of £354 million.

Quarterly Financial Report as of December 31, 2016 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(b) Intercompany balances among Debtors and Debtor-Controlled Entities and Non-Controlled Affiliates (continued)

(3)	“Claims held by third parties” represent claims, net of distributions, originally held by Non-Controlled Affiliates, according to their respective settlement agreements with the Company, that are currently held by third parties, including:

($ in millions)
Orignal creditor	LBHI	LBSF	LCPI	Total
Lehman Brothers Bankhaus A.G.	$(5,005)	$—	$(232)	$(5,237)
Lehman Brothers Securities NV	(518)	(46)	—	(564)
Storm Funding Ltd	(594)	—	—	(594)
LB Asia Capital Company	(418)	—	—	(418)
Lehman Re Limited	(291)	(16)	(112)	(418)
LB Securities Asia Limited	(134)	—	—	(134)
Lehman Brothers Asia Limited	(128)	—	—	(128)
Lehman Brothers Futures Asia Limited	(61)	—	—	(61)
Lehman Brothers Asia Holdings Limited	—	(22)	(52)	(74)
Other	(119)	—	(2)	(121)

Total Claims held by third parties	$(7,267)	$(83)	$(398)	$(7,749)

The following table presents, on an aggregate basis for Debtors and Debtor-Controlled Entities, admitted claims, receivables, and collections to date from Non-Controlled Affiliates:

$ in millions	Local Currency	Admitted Claims in Local Currency	Collections To Date in Local Currency (5)	Admitted and Unsettled Filed Claims in USD	Collections To Date in USD (5)	Net Receivables in USD
Europe
Lehman Brothers Finance S.A.	CHF	9,582	(1,107)	$9,430	$(1,087)	$8,343
Lehman Brothers Treasury Co B.V.	USD	4,342	(1,441)	4,342	(1,441)	2,901
Lehman Brothers Treasury Co B.V. (1)	Various	—	—	113	(35)	78
Lehman Brothers Bankhaus A.G.	EUR	203	(197)	213	(208)	5
Lehman Brothers Bankhaus A.G. - Assigned (2)	EUR	9,383	(9,101)	9,881	(9,585)	296
LB UK RE Holdings Limited	GBP	1,188	(700)	1,464	(862)	602
Lehman Brothers (Luxembourg) S.A.	EUR	759	(468)	799	(493)	306
LB Holdings Intermediate 2 Ltd (3) (4)	—	—	—	826	—	826
Lehman Brothers International (Europe)	GBP	359	(359)	444	(444)	—
LB RE Financing No.3 Limited	GBP	353	(19)	435	(24)	412
LB Commercial Mortgage Conduit Ltd	GBP	240	(206)	296	(253)	42
Thayer Properties Limited	GBP	172	(28)	212	(34)	177
LB (PTG) Ltd	GBP	170	(60)	209	(74)	135
Lehman Brothers Holdings Plc	GBP	231	(15)	285	(18)	267
LB (Luxembourg) Equity Finance S.A	EUR	96	(67)	101	(71)	30
Longmeade Limited	GBP	43	(17)	53	(21)	31
Asia
Sunrise Finance Co. Ltd	JPY	233,687	(119,679)	2,001	(1,025)	976
Lehman Brothers Holdings Japan Inc.	JPY	178,617	(82,289)	1,530	(705)	825
LB Asia Capital Company	HKD	6,398	(1,312)	825	(169)	656
LB Asia Pacific (Singapore) PTE (4)	USD	366	—	366	—	366
LB Asia Pacific (Singapore) PTE (4)	SGD	931	(164)	643	(113)	530
LB Commercial Corp. Asia Limited	HKD	32,615	(19,103)	4,206	(2,464)	1,743
LB Investments PTE Ltd (4)	USD	456	(231)	456	(231)	225
LB Investments PTE Ltd (4)	SGD	130	(66)	90	(46)	44
LB Securities Asia Limited	HKD	2,126	(2,022)	274	(261)	13
Lehman Brothers Japan Inc.	JPY	316,163	(272,876)	2,707	(2,337)	371
GKI Development Inc.	KRW	103,363	(91,423)	86	(76)	10
Lehman Brothers Australia Ltd	AUD	111	(63)	80	(46)	34
Sail Investor PTE Ltd	USD	63	(60)	63	(60)	3
Other (6)				11,584	(11,037)	547

Total				$54,014	$(33,219)	$20,796

Quarterly Financial Report as of December 31, 2016 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(b) Intercompany balances among Debtors and Debtor-Controlled Entities and Non-Controlled Affiliates (continued)

(1)	Represents claims against LBT that were admitted in eight different currencies.

(2)	Includes gross claims against Lehman Brothers Bankhaus A.G. of € 9.314 billion that were assigned as a result of the Harmonizing Resolution (refer to Note 8(c) – Settlements with Non-Controlled Affiliates for further information), net of €7.823 billion of distributions received by owners of the claims prior to the assignment of the claims to LBHI.

(3)	“Admitted and Unsettled Filed Claims in USD” includes the unsettled historical receivable balances for filed claims which have not yet been admitted.

(4)	Includes allowed claims that are deemed subordinated against LB Asia Pacific (Singapore) PTE of $366 million and LB Investments PTE Ltd of $6 million. A filed subordinated claim by LB Holdings Scottish LP 3 of $6.139 billion against LB Holdings Intermediate 2 Ltd is fully reserved in the Balance Sheets.

(5)	“Collections to Date in Local Currency” and “Collections to Date in USD” include distributions received on the claims prior to the assignments of the claims to LBHI and Debtor-Controlled Entities.

(6)	LB Lease & Finance No.1 Ltd made a final distribution, which included a distribution in kind of a £22.8 million claim against Lehman Brothers Limited that is included in “Other”.

(7)	Other claims against Lehman Brothers Finance S.A., Bankhaus, LBT and LBIE, acquired through settlements with third parties are included in Affiliate Claims receivables in the Balance Sheets (refer to Note 6 – Receivables from Controlled Affiliates and Other Assets for additional information).

Quarterly Financial Report as of December 31, 2016 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(c) Settlements with Non-Controlled Affiliates

Joint Venture to Facilitate Resolution of LBIE Claims

On January 31, 2014, Lehman Brothers Holdings Intermediate 2 Ltd. (“LBHI2”), a Non-Controlled Affiliate, LBHI, and Elliott Management Corporation and King Street Capital Management, L.P. (together, the “Funds”) entered into definitive documentation and consummated a joint venture to facilitate the resolution of LBIE claims (the “Joint Venture”):

•	LBHI2 contributed to the Joint Venture its senior claim of GBP 38 million (“Senior Claim”), subordinated claims of GBP 1.25 billion (“Sub Debt”), and a portion of the economic interest in its preferred equity (“Preferred Equity”) in LBIE.

•	The Funds paid approximately GBP 650 million to LBHI2 and contributed to the Joint Venture the distributions on their claims against LBIE (approximately GBP 2.6 billion as of January 31, 2014) in excess of the principal amount plus post-administration interest at 8% per year. LBHI2’s final recoveries and distributions will be determined following the resolution of various outstanding legal issues currently in litigation.

The Joint Venture includes a joint recovery pool governed by a specific sharing formula. Subject to certain adjustments, which could be material, all recoveries from the Sub Debt, Senior Claim and the Funds’ contribution are split as follows:

(a)	100% to the Funds up to GBP 650 million;

(b)	then 70% to the Funds and 30% to LBHI2 up to GBP 1.3 billion (plus interest);

(c)	then 50% to the Funds and 50% to LBHI2 up to GBP 2.2 billion (plus interest); and

(d)	25% to the Funds and 75% to LBHI2 over GBP 2.2 billion (plus interest).

A detailed summary of the terms of the parties’ commitments and the Joint Venture is available at www.lehman-docket.com in the Key Documents section.

If LBIE makes distributions on the Preferred Equity before aggregate distributions from the Joint Venture to the Funds and LBHI2 have reached GBP 2.2 billion (plus interest), then, in certain circumstances, LBHI2, Lux Finance and LBHI shall be obligated to make payments to preserve the economic terms of the transaction as if 100% of the Preferred Equity proceeds had been transferred by LBHI2 to the Joint Venture.

Receivables from LBHI2:

•	Luxembourg Finance Sarl (“Lux Finance”) and LB Scottish Holdings LP3 (“SLP3”) have receivables from LBHI2 of $749 million (including $19 million of accrued interest) and $77 million (consisting of exclusively accrued interest), respectively. Accrued interest was computed through the date LBHI2 entered administration.

•	As recoveries on these receivables are contingent on the resolution of a number of complex legal disputes surrounding distributions from LBIE, the Company has not recorded an estimate of future recoveries on the subordinated receivables from LBHI2 of $6.139 billion (“SLP3 Sub Rec”), nor any additional accrued interest that may accrue subsequent to LBHI2’s administration date at Lux Finance and/or SLP3. The Company has reserved in full for the SLP3 Sub Rec.

•	LB UK Holdings Delaware is the indirect parent and the beneficiary of any proceeds paid pursuant to the SLP3 Sub Rec.

•	In addition, the Company has receivables from certain Non-Controlled Affiliates that have claims against LBHI2.

Quarterly Financial Report as of December 31, 2016 (Unaudited)

Note 8 – Due from/to Affiliates (continued)

(c) Settlements with Non-Controlled Affiliates (continued)

Bankhaus Creditors’ Settlement

On November 25, 2014, at the Bankhaus General Creditors Assembly Meeting, 99.5% of the Bankhaus creditors agreed to the “Harmonizing Resolution”, as follows:

Pursuant to bilateral agreements with LBHI, various Bankhaus creditors consented to, among other things, the resolution of the conflicting insolvency law issues, in particular section 44a of the German Insolvency Code, regarding the treatment of allowed claims in the Bankhaus insolvency proceedings and agreed to assign to LBHI their direct claims against Bankhaus after their claims have been satisfied in full through the combination of distributions from Bankhaus on their direct claims and distributions from LBHI on their guarantee claims. LBHI agreed on the allowance of counterparties’ guarantees against LBHI.

As of December 31, 2016, LBHI has (1) satisfied guarantee claims allowed against LBHI with a face value of $10.3 billion, and (2) been assigned direct claims against Bankhaus that correspond to the satisfied guarantee claims with a face value of €9.3 billion. In addition, €142 million of unsecured claims against Bankhaus have been assigned to LBHI pursuant to purchase agreements with third parties.

In addition, LBHI purchased the remaining 0.5% of non-participating creditor claims.

Quarterly Financial Report as of December 31, 2016 (Unaudited)

Note 9 – Payables to Debtors and Debtor-Controlled Entities and Other Liabilities

Payables to Debtors and Debtor-Controlled Entities and Other Liabilities includes: (i) $2.2 billion related to certain post-petition activities between and among Debtors and Debtor-Controlled Entities, with the corresponding assets reflected in Receivables from Debtors and Debtor-Controlled Entities and Other Assets and (ii) $377 million of other liabilities.

The following table summarizes the main components of Payables to Debtors and Debtor-Controlled Entities and Other Liabilities as of December 31, 2016:

	Debtors					Debtor-	Total Debtors and Debtor-
$ in millions	LBHI	LCPI	LBSF	Other Debtors	Total	Controlled Entities	Controlled Entities
Encumbered Financial Inventory (1)	$13	$—	$—	$—	$13	$466	$479
Secured Notes (2)	1,222	135	—	—	1,357	—	1,357
Fundings and other activites (3)	197	11	14	43	265	146	411

Payables to Controlled Affiliates	1,432	146	14	43	1,635	612	2,247

Distributions on Allowed Claims (not remitted)	86	0	0	—	87	—	87
Misdirected wires	54	—	—	—	54	—	54
LBHI2 Loan (4)	102	—	—	—	102	—	102
Other	23	11	0	1	35	100	135

Total Other Liabilities	265	12	0	1	278	100	377

Total Payables to Controlled Affiliates and other liabilities	$1,698	$158	$14	$44	$1,913	$711	$2,624

Refer to Note 6 - Receivables from Debtors and Debtor-Controlled Entities and Other Assets for footnote 1 through 3 explanations.

(4)	Represents a loan from LBHI2 to LBHI of £82.6 million, collateralized by LBHI’s claims against LBIE.

Quarterly Financial Report as of December 31, 2016 (Unaudited)

Note 10 – Taxes Payable

Taxes payable is an estimate of tax liabilities, net of the estimated impact of any refund claims, deposits and net operating losses (“NOL”). Taxes payable have been allocated among the members of the LBHI Tax Group pursuant to the Debtor Allocation Agreement (the “DAA”) (see below for further information).

As of December 31, 2016, the Company has recorded an estimate of $140 million for potential pre- and post-petition amounts owed to federal, state, local and international taxing authorities.

Debtor Allocation Agreement

The Debtor Allocation Agreement, which became effective on the Effective Date, addresses the relationship among the Debtors and certain Affiliates with respect to consolidated federal/combined state/local income taxes for pre-petition and post-petition years. Pursuant to the DAA, any tax receivables or payables related to pre-petition, consolidated group taxes, including the IRS refund, are treated as allowed pre-petition claims between LBHI and other Debtors and Debtor-Controlled Entities and subject to set-off or recoupment.

Quarterly Financial Report as of December 31, 2016 (Unaudited)

Note 11 – Liabilities Subject to Compromise

The table below presents the Company’s estimates of claim values as of December 31, 2016 by claim category, and the changes in estimates since the previously filed Quarterly Financial Report as of October 6, 2016:

($ billions)		Period Ending December 31, 2016			December 31, 2016 Claims Balance
Claim Category	October 6, 2016 Claims Balance	Allowed Claims	Change in Estimated Active Claims	December 31, 2016 Claims Balance	LBHI	LCPI	LBSF	Other Debtors
Direct Claims:
Debt	$99.2	$—	$—	$99.2	$98.5	$—	$—	$0.7
Derivatives	24.1	0.0	(0.0)	24.1	0.0	0.0	21.6	2.4
Other	13.4	0.0	(0.0)	13.4	6.3	6.7	0.1	0.3

Total Direct Claims	136.8	0.0	(0.1)	136.7	104.8	6.8	21.7	3.5

Affiliate Claims Direct	108.3	—	—	108.3	58.8	23.1	21.0	5.4
Affiliate Guarantee Claims	12.7	—	0.0	12.7	12.7	—	—	—
Third Party Guarantee Claims	68.5	0.1	(0.2)	68.5	68.5	—	—	—

Total Liabilities Subject to Compromise	326.3	0.1	(0.3)	326.2	244.8	29.9	42.6	8.9

Taxes Payable	0.1	—	—	0.1	0.1	0.0	—	0.0
Secured Claims Payable to Third parties	2.0	—	—	2.0	2.0	—	—	—

Total Claims	$328.5	$0.1	$(0.3)	$328.3	$247.0	$29.9	$42.6	$8.9

Allowed Claims	320.3	0.1	—	320.5	240.7	29.9	41.6	8.3
Estimated Unresolved Claims to be Allowed	8.1	—	(0.3)	7.9	6.3	0.0	1.0	0.5

Total Claims	$328.5	$0.1	$(0.3)	$328.3	$247.0	$29.9	$42.6	$8.9

Less : Claims Distributions and other reductions (1)(2)				(142.8)	(92.9)	(24.1)	(17.9)	(7.9)
Post Petition Interest paid (2)				(0.2)	—	—	—	(0.2)

Net Claim Liability at December 31, 2016				$185.3	$154.0	$5.8	$24.8	$0.7

All values that are exactly zero are shown as “-”. Values between zero and $0.5 million appear as “0”. Totals may not foot due to rounding.

(1)	Claim Distributions and other reductions include (i) distributions on allowed claims, (ii) reductions of the liabilities related to certain satisfied claims, (iii) the assignment of claims to their respective parents, and (iv) certain netting agreements between Debtors and Non-Controlled Affiliates.

(2)	Claims Distributions and other reductions and Post-Petition Interest paid include:

($ in billions)	Total Debtors	LBHI	LCPI	LBSF	Other Debtors

Claims Distributions and Post Petition Interest paid	$113.6	$74.2	$18.8	$14.0	$6.6

Other Reductions
Intercompany Funding Adjustments	7.8	—	4.1	2.9	0.8
Plan Adjustments	(0.5)	(2.7)	1.0	0.9	0.3
Assignment of Claims (a)	10.2	10.1	0.1	—	—
Third Party Guarantees Satisfied (b)	10.1	10.1	—	—	—
Freddie Mac Settlement	1.1	1.1	—	—	—
Convenience Claims and other	0.6	0.1	0.0	0.0	0.4

Total Claims Distributions and other reductions and Post Petition Interest paid	$142.9	$92.9	$24.1	$17.9	$8.0

(a)	Claims assigned by Non-Controlled Affiliates (primarily LB RE Financing No. 1 Limited of $4.6 billion, LBSN of $3.2 billion and LB UK Financing Limited of $2.1 billion), net of distributions, to LBHI in connection with settlement agreements with Non-Controlled Affiliates.

(b)	Allowed Guarantee claims (primarily Bankhaus $7.4 billion, LBCS $1.5 billion, LBF $0.4 billion, LOTC $0.2 billion and LBCC $0.2 billion), net of distributions, deemed satisfied as a result of distributions to creditors from the combination of the primary obligor and LBHI as the guarantor.

Quarterly Financial Report as of December 31, 2016 (Unaudited)

Note 11 – Liabilities Subject to Compromise (continued)

As of December 31, 2016, Liabilities Subject to Compromise were estimated at approximately $183.2 billion, net of distributions and other reductions.

Through December 31, 2016, the Debtors have allowed approximately $320.5 billion in claims, and have remaining approximately $49.0 billion of unresolved filed claims, which are estimated to be allowed at $7.9 billion (including $546 million of post-petition interest recorded at certain Debtors). The Estimated Unresolved Claims to be Allowed decreased $0.3 billion as compared to October 6, 2016.

On June 30, 2015, the Bankruptcy Court extended the period within which the Plan Administrator may file objections to or motions to estimate the remaining asserted claims for an additional eighteen months to March 6, 2017.

Unliquidated Claims

There are two significant unliquidated claims against BNC (Claim No. 31036 and 33107) which, if liquidated and allowed, would have a material impact on the recoveries to BNC claimants and would result in creditors receiving significantly less than a 100% recovery on their claims.

Distributions Pursuant to Plan

Distributions through October 6, 2016

Through D11, the Debtors have made distributions to creditors totaling $113.6 billion, of which $83.6 billion were payments on account of claims owned or formerly owned by third party creditors.

Post-Petition Interest

In accordance with section 8.13(c) of the Plan, to the extent that any Debtor has Available Cash, as defined in section 1.5 of the Plan, after all Allowed Claims against that Debtor have been satisfied in full, each holder of each such Allowed Claim entitled to receive post-petition interest shall receive post-petition interest on the Allowed amount of such Claim.

As of December 31, 2016, LOTC has recorded an estimate of approximately $17 million for post-petition interest, net of (i) distributions to LBHI of approximately $155 million on claims that were purchased by LBHI from third party creditors for post-petition interest, and (ii) $12 million for Plan Adjustments. The $17 million excludes estimates for post-petition interest on affiliate claims and claims assigned to LBHI through the Lehman Brothers Finance S.A. (“LBF”) Settlement in March 2013 (refer to the December 31, 2013 Balance Sheets, Docket No. 43916, for additional information). LOTC has not recorded an estimate for post-petition interest payable to Debtor-Controlled Entities, as substantially all remaining cash at LOTC (after all Allowed Claims have been satisfied in full) will flow to LBHI in the form of payment on post-petition interest and/or an equity distribution.

LBCC has recorded an estimate of $299 million for post-petition interest for both third party and affiliate claims (after all Allowed Claims have been satisfied in full). This amount is based on the Post-D11 Cash Flow Estimates and includes amounts that will be paid related to Plan Adjustments.

Quarterly Financial Report as of December 31, 2016 (Unaudited)

Note 12 – Legal Proceedings

The Company is involved in a number of judicial, regulatory and mediation proceedings concerning matters arising in connection with the bankruptcy proceedings and various other matters. The Company is unable at this time to determine the financial impact of such proceedings and the impact that any potential recoveries or liabilities may have upon the Balance Sheets. As more information becomes available, the Company may record revisions, which may be material, in future Balance Sheets.

Affirmative litigations:

Counterparty	Debtor(s)	Commenced	Court	Court Reference	Most Recent Disclosure

JP Morgan Chase Bank N.A. (“Deficiency Objection”)	LBHI	May 2010	Bankruptcy Court	08-13555 (SCC)	(a)

Bank of America National Association et al. (“SPV Avoidance Actions”)	LBSF	September 2010	Bankruptcy Court	10-03547 (SCC)	(b)

Republic of Italy	LBDP	September 2009	Civil Court of Rome	Not applicable	(c)

Mortgage Sellers	LBHI	Various	Various	Various	October 6, 2016 Balance Sheets - Docket No. 54684

Federal Home Loan Bank of New York	LBSF	May 2015	Bankruptcy Court	15-01110 (SCC)	June 30, 2015 Balance Sheets - Docket No. 50983

Citibank N.A. (“Citigroup litigation”)	LBHI	June 2014	Bankruptcy Court	12-010044 (SCC)	June 30, 2014 Balance Sheets - Docket No. 46422

Credit Suisse Group AG	LBHI, LBSF LBCS, LBCC	November 2013	Bankruptcy Court	13-01676 (SCC)	September 30, 2013 Balance Sheets - Docket No. 42236

Ballyrock ABS CDO 2007-1 Limited Wells Fargo Bank N.A. (“Ballyrock litigation”)	LBSF	February 2009	Bankruptcy Court	09-01032 (SCC)	March 31, 2012 Balance Sheets - Docket No. 29731

Other litigations:
Counterparty	Debtor(s)	Commenced	Court	Court Reference	Most Recent Disclosure

Lehman Brothers International (Europe) (in administration) (“LBIE Waterfall Applications”)	LBHI	Not applicable	Not applicable	Not applicable	(d)

RMBS Trustee	LBHI SASCO	September 2009	Bankruptcy Court	08-13555(SCC)	(e)

QVT Fund L.P.	LBHI LBSF	June 2011	Bankruptcy Court	08-13555(SCC)	(f)

Quarterly Financial Report as of December 31, 2016 (Unaudited)

Note 12 – Legal Proceedings (continued)

(a)	LBHI v. JP Morgan Chase Bank N.A. (“JP Morgan”)

On February 1, 2017, the Plan Administrator filed a motion with the Bankruptcy Court (Docket No. 54683) for approval of a settlement agreement among LBHI, certain Controlled Entities, and JPMorgan (the “JPM Settlement Agreement”), which resolves LBHI’s disputes with JPMorgan. The JPM Settlement Agreement provided for, among other terms, the net cash payment of $797.5 million from JPMorgan to LBHI. On February 16, 2017, the Bankruptcy Court approved the JPM Settlement Agreement and on March 14, 2017, LBHI received the payment of $797.5 million.

Refer to the filed Balance Sheets as of October 6, 2016 for previous disclosure.

(b)	SPV Avoidance Actions

On January 24, 2017, the Bankruptcy Court ordered that its June 28, 2016 decision dismissing substantially all of LBSF’s claims be considered a Final Order for purposes of appeal. On February 6, 2017, LBSF filed its Notice of Appeal of the June 28, 2016 decision to the US District Court for the Southern District of New York, and on February 21, 2017, LBSF filed its designation of the appellate record and statement of issues on appeal. On February 27, 2017, the appeal was assigned to District Court Judge Lorna G. Schofield.

Refer to the filed Balance Sheets as of March 31, 2016 for previous disclosure.

(c)	Republic of Italy

On September 26, 2009, LBDP filed an action in the Civil Court of Rome against the Republic of Italy (the “Republic”) to recover amounts owed in connection with the termination of derivatives contracts entered into with the Republic in May 2005. By decision of March 16, 2012, the Civil Court of Rome ruled against LBDP and in favor of the Republic. LBDP appealed the decision on April 16, 2012. The briefing on the appeal concluded on July 25, 2016. On December 22, 2016, the Rome Court of Appeal rejected LBDP’s appeal.

Refer to the filed Balance Sheets as of October 6, 2016 for previous disclosures.

(d)	LBIE Waterfall Applications

On April 25, 2016, LBIE filed an application to the UK High Court for directions to determine various issues concerning any potential contributory liability of LBIE’s members and other affiliate issues. Parties to Waterfall III are LBIE, LBHI2, LBL, Lehman Brothers Europe Ltd. (“LBEL”) and Lehman Brothers Holdings Plc (“LBH”). The trial for Waterfall III (A) concluded in February 2017; the Waterfall III (B) trial is scheduled to begin in September 2017.

Refer to the filed Balance Sheets as of October 6, 2016 for previous disclosure.

(e)	RMBS Trustee

On June 27, 2016 the Bankruptcy Court entered an order to expunge certain claims against LBHI and SASCO, for which claims were not submitted under the loan-by-loan claim resolution process prior to the deadline. The RMBS Trustees (as defined below) appealed the order on July 11, 2016. On February 22, 2017, the U.S. District Court for the Southern District of New York upheld the Bankruptcy Court order to expunge certain claims against LBHI and SASCO.

As to claims submitted under the loan-by-loan claim resolution protocol, the Company has proposed a modified process for the liquidation of those claims. Specifically, on March 17, 2017, the Company entered into an RMBS Trust Settlement Agreement (the “Proposed Settlement Agreement”) with a group of fourteen (14) institutional investors holding significant amounts of Lehman issued residential mortgage-backed securities (the “Institutional Investors”). The Proposed Settlement Agreement has been presented to the Trustees for the applicable residential mortgage-backed securitization trusts, U.S. Bank, Law Debenture, Wilmington Trust and Deutsche Bank (collectively, the “RMBS Trustees”). If accepted by the RMBS Trustees, the Proposed Settlement Agreement will be presented to the Bankruptcy Court for approval and implementation. Under the Proposed Settlement Agreement the Company will request the estimation and allowance of the claim related to the covered RMBS trusts at $2.416 billion. In addition, If the bankruptcy court determines that the RMBS trusts are entitled to an allowed claim in an amount between $2.0 billion and $2.416 billion, the Company will agree to allow the claim in the amount of $2.416 billion. If the claim is allowed in an amount greater than $2.416 billion, the allowed claim will be set at

Quarterly Financial Report as of December 31, 2016 (Unaudited)

Note 12 – Legal Proceedings (continued)

(e)	RMBS Trustee (continued)

such greater amount. If the claim is estimated in an amount greater than $2 billion, all parties have agreed to waive their right to appeal the bankruptcy court’s determination of the amount of the claim. If the amount of the claim is estimated below $2 billion, the RMBS Trustees have the right to appeal.

Refer to the filed Balance Sheets as of March 31, 2016 for previous disclosure.

(f)	QVT Fund L.P.

In June 2011, LBHI and LBSF filed an objection to the Proofs of Claim filed by QVT Fund L.P. and Quintessence Fund L.P. (the “Claims”) commencing a contested proceeding. A hearing commenced with respect to the Claims on January 30, 2017. On March 10, 2017, the parties entered into a Termination Agreement, resolving all disputes regarding the Claims. The terms of the Termination Agreement are confidential.

Note 13 – Currency Translation

The Company’s general ledger systems automatically translate assets and liabilities recorded in non-U.S. dollar functional currencies using exchange rates as of the date of the Balance Sheets. The gains or losses resulting from translating non-US dollar functional currency into U.S. dollars are reflected in Stockholders’ Equity.

Note 14 – Financial Systems and Control Environment

Procedures, controls and resources used to create the Balance Sheets were modified, including a significant reduction in resources, in comparison to what was available to the Company prior to the Chapter 11 cases. The Company is continuously reviewing its accounts, and as a result, modifications, errors and potential misstatements might be identified. Consequently, the Company may record adjustments, which may be material, in future Balance Sheets.

Quarterly Financial Report as of December 31, 2016 (Unaudited)

III. Balance Sheets

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Balance Sheets As of December 31, 2016

(Unaudited)

($ in millions)	Lehman Brothers Holdings Inc. 08-13555	Lehman Brothers Special Financing Inc. 08-13888	Lehman Brothers Commodity Services Inc. 08-13885	Lehman Brothers Commercial Corporation 08-13901	Lehman Brothers OTC Derivatives Inc. 08-13893	Lehman Brothers Financial Products Inc. 08-13902	Lehman Brothers Derivative Products Inc. 08-13899	Lehman Commercial Paper Inc. 08-13900	Luxembourg Residential Properties Loan Finance S.a.r.l. 09-10108	Other Debtors (2)	Total Debtor Entities (1)	Total Debtor- Controlled Entities (3)	Total Company

Assets
Cash and short-term investments	$210	$71	$25	$9	$4	$102	$169	$72	$—	$10	$671	$244	$916
Cash and short-term investments pledged or restricted	3,418	870	101	60	0	0	0	1	—	16	4,467	27	4,494

Financial instruments and other inventory positions:
Commercial Real Estate	—	—	—	—	—	—	—	93	—	—	93	40	134
Loans and Residential Real Estate	51	—	—	—	—	—	—	31	—	—	82	11	93
Principal investments	2	—	—	—	—	—	—	3	—	—	5	948	953
Derivative Receivables and Related Assets	—	107	—	—	0	—	—	—	—	—	107	0	107

Total Financial instruments and other inventory positions	53	107	—	—	0	—	—	128	—	—	287	1,000	1,287

Receivables from Debtors and Debtor-Controlled Entities and other assets	1,415	361	13	262	547	138	—	475	0	5	3,214	310	3,524

Investments in Affiliates	(25,672)	225	—	—	—	—	—	132	—	(402)	(25,717)	(21,711)	(47,427)

Due from Affiliates:
Debtors and Debtor- Controlled Entities	21,691	486	271	21	0	8	0	5,161	—	216	27,855	3,819	31,673
Non-Controlled Affiliates	17,504	712	110	165	—	—	—	136	—	—	18,627	2,169	20,796

Total Due from Affiliates	39,195	1,199	381	186	0	8	0	5,297	—	216	46,482	5,988	52,469

Total Assets	$18,620	$2,832	$519	$517	$551	$248	$169	$6,105	$0	$(156)	$29,404	$(14,142)	$15,262

Liabilities and Stockholders’ Equity Liabilities
Payables to Debtors and Debtor-Controlled Entities and other liabilities	$1,698	$14	$—	$6	$29	$—	$1	$158	$—	$8	$1,913	$711	$2,624

Due to Affiliates:
Debtor-Controlled Entities	—	—	—	—	—	—	—	—	—	—	—	11,820	11,820
Non-Controlled Affiliates	—	—	—	—	—	—	—	—	—	—	—	34	34

Total Due to Affiliates	—	—	—	—	—	—	—	—	—	—	—	11,853	11,853

Secured Claims Payable to Third Parties	2,008	—	—	—	—	—	—	—	—	—	2,008	—	2,008
Taxes Payable	127	—	1	0	—	—	0	10	—	—	138	2	140
Liabilities Subject to Compromise	151,896	24,755	293	326	19	0	1	5,807	—	107	183,204	0	183,204

Total Liabilities	155,729	24,769	294	331	48	0	1	5,975	—	115	187,263	12,567	199,829

Stockholders’ Equity	(137,109)	(21,937)	225	185	502	248	167	131	0	(271)	(157,858)	(26,709)	(184,567)

Total Liabilities and Stockholders’ Equity	$18,620	$2,832	$519	$517	$551	$248	$169	$6,105	$0	$(156)	$29,404	$(14,142)	$15,262

See accompanying Notes to Balance Sheets

Note: All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as “0”.

(1)	Balances for Debtors do not reflect the impact of eliminations of intercompany balances and investments in subsidiaries.
(2)	Certain Other Debtor’s Balance Sheets are presented on page 31.
(3)	Certain Debtor-Controlled Entities’ Balance Sheets are presented on page 32.

Quarterly Financial Report as of December 31, 2016 (Unaudited)

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Balance Sheets As of December 31, 2016 (Certain Other Debtors)

(Unaudited)

($ in millions)	Structured Asset Securities Corporation 09- 10558	East Dover Ltd 08-13908	Lehman Scottish Finance LP 08-13904	LB Rose Ranch LLC 09-10560	BNC Mortgage LLC 09-10137	MERIT LLC 09-17331	Other Debtors (1)
Assets
Cash and short-term investments	$0	$—	$0	$(0)	$11	$—	$10
Cash and short-term investments pledged or restricted	12	—	—	0	3	—	16

Financial instruments and other inventory positions:
Commercial Real Estate	—	—	—	—	—	—	—
Loans and Residential Real Estate	—	—	—	—	—	—	—
Principal investments	—	—	—	—	—	—	—
Derivative Receivables and Related Assets	—	—	—	—	—	—	—

Total Financial instruments and other inventory positions	—	—	—	—	—	—	—

Receivables from Debtors and Debtor-Controlled Entities and other assets	0	0	2	3	—	—	5

Investments in Affiliates	—	—	(402)	—	—	—	(402)

Due from Affiliates:
Debtors and Debtor- Controlled Entities	141	—	74	—	1	—	216
Non-Controlled Affiliates	—	—	—	—	—	—	0

Total Due from Affiliates	141	—	74	—	1	—	216

Total Assets	$153	$0	$(327)	$3	$15	$—	$(156)

Liabilities and Stockholders’ Equity Liabilities
Payables to Debtors and Debtor-Controlled Entities and other liabilities	$3	$0	$2	$0	$3	$—	$8

Due to Affiliates:
Debtor-Controlled Entities	—	—	—	—	—	—	—
Non-Controlled Affiliates	—	—	—	—	—	—	—

Total Due to Affiliates	—	—	—	—	—	—	—

Secured Claims Payable to Third Parties	—	—	—	—	—	—	—
Taxes Payable	—	—	—	—	—	—	—
Liabilities Subject to Compromise	102	—	—	1	4	—	107

Total Liabilities	104	0	2	1	7	—	115

Stockholders’ Equity	49	0	(329)	2	8	(0)	(271)

Total Liabilities and Stockholders’ Equity	$153	$0	$(327)	$3	$15	$(0)	$(156)

See accompanying Notes to Balance Sheets

Note: All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as “0”.

(1) Balances for Debtors do not reflect the impact of eliminations of intercompany balances and investments in subsidiaries.

Quarterly Financial Report as of December 31, 2016 (Unaudited)

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Balance Sheets As of December 31, 2016 (Debtor-Controlled Entities)

(Unaudited)

($ in millions)	Lehman ALI Inc. (2)	Property Asset Management Inc. (3)	LB I Group Inc. (3)	Lehman Brothers Bancorp Inc. (3)	PAMI Holdings LLC	314 Common- wealth Ave Inc. (3)	LB U.K. Holdings (Delaware) Inc.	PAMI ALI LLC	Lux Finance Sarl	Other Debtor- Controlled Entities	Debtor - Controlled Group Elims (1)	Total Debtor- Controlled Entities
Assets
Cash and short-term investments	$13	$13	$23	$73	$31	$0	$0	$1	$1	$89	$—	$244
Cash and short-term investments pledged or restricted	(0)	3	4	2	—	—	—	0	—	19	—	27

Financial instruments and other inventory positions:
Commercial Real Estate	(4)	11	—	—	25	(0)	(0)	7	—	2	—	40
Loans and Residential Real Estate	—	0	0	—	—	—	—	—	—	11	—	11
Principal investments	0	—	778	—	—	—	(0)	0	—	170	—	948
Derivative Receivables and Related Assets	—	—	—	—	—	—	—	—	—	0	—	0

Total Financial instruments and other inventory positions	(4)	11	778	—	25	(0)	(0)	7	—	183	—	1,000

Receivables from Debtors and Debtor-Controlled Entities and other assets	1	0	27	70	0	1	337	1	—	201	(329)	310

Investments in Affiliates	(27,092)	2	0	8	—	0	46	(375)	—	(214)	5,914	(21,711)

Due from Affiliates:
Debtors and Debtor- Controlled Entities	2,510	—	538	—	—	88	509	629	—	523	(978)	3,819
Non-Controlled Affiliates	0	—	0	—	—	6	395	24	749	994	—	2,169

Total Due from Affiliates	2,510	—	538	—	—	94	904	653	749	1,517	(978)	5,988

Total Assets	$(24,571)	$29	$1,370	$152	$56	$95	$1,287	$287	$750	$1,795	$4,607	$(14,142)

Liabilities and Stockholders’ Equity Liabilities
Payables to Debtors and Debtor-Controlled Entities and other liabilities	$6	$3	$736	$62	$6	$0	$1	$49	$0	$180	$(331)	$711

Due to Affiliates:
Debtor-Controlled Entities	2,722	—	2,803	57	—	839	200	3,092	1,152	1,934	(978)	11,820
Non-Controlled Affiliates	—	—	1	—	—	—	3	0	—	29	—	34

Total Due to Affiliates	2,722	—	2,805	57	—	839	203	3,092	1,152	1,963	(978)	11,853

Secured Claims Payable to Third Parties	—	—	—	—	—	—	—	—	—	—	—	—
Taxes Payable	—	—	2	—	—	—	—	—	—	—	—	2
Liabilities Subject to Compromise	—	—	—	—	—	—	—	—	—	0	—	0

Total Liabilities	2,728	3	3,543	119	6	839	204	3,141	1,152	2,142	(1,310)	12,567

Stockholders’ Equity	(27,299)	26	(2,173)	33	50	(744)	1,084	(2,854)	(402)	(348)	5,916	(26,709)

Total Liabilities and Stockholders’ Equity	$(24,571)	$29	$1,370	$152	$56	$95	$1,287	$287	$750	$1,795	$4,607	$(14,142)

See accompanying Notes to Balance Sheets

Note:	All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as “0”.
(1)	Balances reflect the impact of eliminations of (i) intercompany balances only between Debtor-Controlled Entities and (ii) investments in subsidiaries only between Debtor-Controlled Entities.
(2)	Lehman Ali Inc is reflected on a consolidated basis:

- excluding (i) separately reported wholly-owned subsidiaries that are Debtor entities (e.g. LCPI, LBSF and East Dover Ltd) and (ii) separately reported Debtor-Controlled Entities and their

- including wholly owned subsidiaries of LCPI (e.g. LCPI Properties Inc.).

(3)	Entities are reflected on a consolidated basis, e.g. Property Asset Management Inc. includes its wholly owned subsidiary, Orbit RE LLC.

Quarterly Financial Report as of December 31, 2016 (Unaudited)

IV. Accompanying Schedules

Commercial Real Estate – by Product Type (1)

$ in millions	Lehman Commercial Paper Inc.	Total Debtor Entities	Property Asset Management Inc.	PAMI Holdings LLC	Other Debtor- Controlled Entities	Total LBHI Controlled Entities	Cost and Unpaid Principal Balances (2)
Commercial Real Estate
North America
Whole loans Senior	$1	$1	$—	$—	$—	$1	$4
Equity	—	—	8	25	0	33	190
Real Estate Owned and Other (3)	(9)	(9)	3	0	(2)	(7)	31

Subtotal	(8)	(8)	11	25	(2)	27	225
Europe
Whole loans B-notes/Mezzanine	59	59	—	—	—	59	194
Equity	43	43	—	—	6	48	125
Other	—	—	—	—	0	0	0

Subtotal	102	102	—	—	6	107	319

Total Commercial Real Estate	$94	$94	$11	$25	$4	$134	$544

Notes:

(1)	Refer to the accompanying Notes to the Balance Sheets for further discussion on valuation and additional disclosures.

(2)	Cost and Unpaid Principal Balances primarily include: (i) for whole loans, the remaining outstanding principal balance; (ii) for equity, the total acquisition amount net of distributions deemed return of capital; (iii) for REO, the cost/unpaid principal balance as determined in (i) or (ii) as of the date of ownership of the property plus or minus principal balance changes subsequent to ownership.

(3)	Includes reserves of $25.0 million at LCPI and Jupiter Enterprises LP for future litigation costs.

Quarterly Financial Report as of December 31, 2016 (Unaudited)

Commercial Real Estate – By Property Type and Region (1)

$ in millions	North America	Europe	Total	Cost and Unpaid Principal Balances (2)
Commercial Real Estate
Senior Whole Loans
Land/Other	$1	$—	$1	$4

Total Senior Whole Loans by Type	1	—	1	4

B-Note/Mezz Whole Loans
Office/Industrial	—	59	59	194

Total B-Notes/Mezz Whole Loans by Type	—	59	59	194

Equity
Hotel	—	6	6	66
Mixed-use	—	43	43	58
Condominium	25	—	25	172
Land/Other	8	—	8	18

Total Equity by Type	33	48	81	315

Real Estate Owned
Land	11	—	11	30
Other	(18)	0	(18)	2

Total Real Estate Owned by Type	(7)	0	(7)	31

Total Commercial Real Estate	$27	$107	$134	$544

Notes:

(1)	Refer to the accompanying Notes to the Balance Sheets for further discussion on valuation and additional disclosures.

(2)	Cost and Unpaid Principal Balances primarily include: (i) for whole loans, the remaining outstanding principal balance; (ii) for equity, the total acquisition amount net of distributions deemed return of capital; (iii) for REO, the cost/unpaid principal balance as determined in (i) or (ii) as of the date of ownership of the property plus or minus principal balance changes subsequent to ownership.

Quarterly Financial Report as of December 31, 2016 (Unaudited)

Loans and Residential Real Estate (1)

$ in millions	Debtor Entities
	Lehman Brothers Holdings Inc.	Lehman Commercial Paper Inc.	Debtor - Controlled Entities	Total LBHI- Controlled Entities

		Notional
Loans (2)	$5	$195	$—	$199
Residential Real Estate (3)	161	0	37	199

Total Loans and Residential Real Estate	$166	$195	$37	$398

		Recovery Value
Loans (4)	$0	$31	$—	$31
Equity positions—Loans	21	—	—	21
Residential Real Estate (5)	30	0	11	40

Total Loans and Residential Real Estate	$51	$31	$11	$93

Notes:

(1)	This schedule reflects loans and residential real estate assets that are included on the Balance Sheets. Refer to the accompanying Notes to the Balance Sheets for further discussion on valuation and additional disclosures.

(2)	Represents the remaining outstanding principal balance.

(3)	Cost information for residential mortgage backed securities (“RMBS”) (Recovery Value $40 million / Cost $199 million) represents the initial Class Principal amount. RMBS consists of Excess Spread, Residual, Interest-Only and Subordinated tranches. Cost information is not included for legal claims, mortgage servicing rights and RMBS with zero recovery value.

(4)	Includes approximately $31 million in LCPI related to defaulted securities with past maturity dates.

(5)	Includes approximately $13 million of RMBS assets encumbered by LBHI for the benefit of LPTSI, a Debtor-Controlled Entity.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Private Equity / Principal Investments – by Legal Entity and Product Type

$ in millions	Total (1)	Assets held for the benefit of another legal entity (3)	Total per Balance Sheets
By Legal Entity
Debtors:
Lehman Brothers Holdings Inc.	$2	$—	$2
Lehman Commercial Paper Inc.	469	(466)	3

Total Debtors	471	(466)	5

Debtor-Controlled:
LB I Group Inc. (2)	46	732	778
Other Debtor-Controlled	437	(266)	170

Total Debtor-Controlled	482	466	948

Total	$953	$—	$953

By Product Type
Private Equity / Diversified Funds	$791
Real Estate Funds	154
Other	8

Total	$953

Investments at cost (4)	$967
Unpaid Principal Balances (5)	$4

Notes:

(1)	The amounts include the unencumbered assets held by a legal entity and the economic interests in the assets held by another legal entity. Refer to the accompanying Notes to the Balance Sheets for further discussion on valuation and additional disclosures.

(2)	LB I Group Inc. is presented on a consolidated basis.

(3)	“Assets held for the benefit of another legal entity” represents a reconciliation of the assets encumbered from LB I Group Inc. to LCPI and LB U.K. Holdings (Delaware) Inc.

(4)	Cost information primarily includes: (i) for direct equity investments and hedge funds, the total amount funded net of distributions deemed return of capital; (ii) for partnership interests with no redemptions, the original amount funded; (iii) for partnership interests with redemptions or distributions, the ratio of cost to recovery value for the underlying portfolio assets applied to the Net Asset Value for the Company’s positions; and (iv) value for assets that have been recorded at de minimis recovery value amounts.

(5)	Represents the remaining outstanding principal balance on corporate loans.

Quarterly Financial Report as of December 31, 2016 (Unaudited)

Derivative Assets and Liabilities (1)

$ in millions	Lehman Brothers Holdings Inc.	LB 745 LLC	Lehman Brothers Special Financing Inc.	Lehman Brothers Commodity Services Inc.	Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Commercial Corporation	Lehman Commercial Paper Inc.	Lehman Brothers Financial Products Inc.	Lehman Brothers Derivative Products Inc.	Total Debtors
Assets - Receivables, Net
Open	$—	$—	$51	$—	$—	$—	$—	$—	$—	$51
Terminated / Matured	—	—	25	—	—	—	—	—	—	25

Total	—	—	75	—	—	—	—	—	—	75

Other Derivative Related Assets (2)	—	—	31	—	0	—	—	—	—	31

Total Derivatives and Related Assets	$—	$—	$107	$—	$0	$—	$—	$—	$—	$107

# of Counterparty contracts
Open	—	—	55	—	—	—	—	—	—	55
Termed / Matured	—	—	176	—	—	1	—	—	2	179

Total	—	—	231	—	—	1	—	—	2	234

SPV Receivables (3)	$—	$—	14	$—	$—	$—	$—	$—	$—	$14

Liabilities—Payables
Agreed (4)	$(22)	$(2)	$(20,331)	$(1,347)	$(494)	$(387)	$(39)	$(57)	$(77)	$(22,757)
Pending Resolution (5)	—	—	(1,232)	(40)	(0)	(26)	—	—	—	(1,297)

Total	$(22)	$(2)	$(21,563)	$(1,387)	$(494)	$(413)	$(39)	$(57)	$(77)	$(24,054)

# of Counterparty contracts	4	1	2,357	250	161	191	9	14	93	3,080

Notes:

(1)	Refer to the accompanying Notes to the Balance Sheets for further discussion regarding derivative amounts recorded. Derivatives liabilities are presented prior to distributions on allowed claims.

(2)	Amounts primarily include notes in various special purpose vehicles, and deposits with various brokers for OTC hedges.

(3)	Represents the portion of derivatives receivables resulting from transactions with counterparties deemed as special purpose vehicles including receivables from entities that structurally subordinate the rights of the Debtor.

(4)	Agreed is defined as claims that are recorded at values agreed upon with counterparties and classified as allowed or accepted as filed.

(5)	Pending Resolution are recorded at expected claim amounts estimated by the Company.

Quarterly Financial Report as of October 6, 2016 (Unaudited)

Significant Restructurings, Settlements, Sales, Wind-down, or Liquidations

October 7, 2016 – December 31, 2016

$ in millions	Actual Cash Collected	Post-Eleventh Distribution Cash Flow Estimates (1)	10/06/16 Balance Sheets Value (2)	Realized Gain / (Loss) Relative to Post-Eleventh Distribution Cash Flow Estimate	Realized Gain / (Loss) Relative to 10/06/16 Balance Sheets Value
Loans and Residential Real Estate
Other Loans	$26	$23	$23	$3	$3
Other Residential Real Estate	8	—	—	8	8

Total Loans and Residential Real Estate	$35	$23	$23	$12	$12

Private Equity / Principal Investments
Other Direct sales	2	1	1	1	1
GP and LP Stakes in PE and Hedge Funds	36	36	36	0	0

Total Private Equity / Principal Investments	$38	$37	$37	$1	$1

Derivatives
Other sales	$62	$16	$16	$46	$46

Total Derivatives	$62	$16	$16	$46	$46

Real Estate
Other sales	$67	$65	$65	$3	$3

Total Real Estate	$67	$65	$65	$3	$3

Total Significant Monetizations	$202	$141	$141	$61	$61

All values that are exactly zero are shown as “-”. Values between zero and $0.5 million appear as “0”. Totals may not foot due to rounding.

Notes:

(1)	Represents estimated recoveries reflected in the Post Eleventh Distribution Cash Flow Estimates for the asset.

(2)	Represents the recorded value reported on the prior period Balance Sheets (as of October 6, 2016) for the asset.